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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  December 3, 1998
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                               Micrion Corporation
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             (Exact name of registrant as specified in its charter)



                                  Massachusetts
                    ----------------------------------------
                    (State of incorporation or organization)



         0-23840                                              04-2892070
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(Commission File Number)                                 (I.R.S. Employer
                                                         Identification No.)


                One Corporation Way, Peabody, Massachusetts  01960
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               (Address of Principal Executive Offices)  (Zip Code)


Registrant's telephone number, including area code: (978) 531-6464
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Item 5.  OTHER EVENTS.

     On December 3, 1998, Micrion Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") among FEI Company, an Oregon corporation ("FEI"), the Corporation, and MC Acquisition Corporation, a Oregon corporation and wholly owned subsidiary of FEI (the "Merger Sub"). Pursuant to the Merger Agreement and subject to the terms and conditions thereof, Micrion will merge with Merger Sub (the "Merger") and become a wholly owned subsidiary of FEI. Holders of Micrion common stock will receive in the Merger one share of FEI common stock and $6.00 in cash (or, in certain circumstances described below, an equivalent amount of shares of FEI common stock in lieu of cash) (together, the "Merger Consideration") in exchange for each share of Micrion common stock. The cash portion (or shares in lieu thereof) may be reduced if the Company's indebtedness at closing of Merger exceeds certain levels set forth in the Merger Agreement. The descriptions of the Merger Agreement and the Merger contained herein do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is filed herewith as Exhibit 2.1.

     In connection with the Merger Agreement, the Company and FEI entered into a 19.9% Stock Option Agreement (the "Option Agreement") dated as of December 3, 1998, pursuant to which the Company granted to FEI an option (the "Option") to purchase 810,805 shares of the Company's common stock (equal on that date to 19.9% of the outstanding common stock of the Company) for a price of $13.9625 per share. The Option will become exercisable by FEI, in whole or in part, following the occurrence of a Triggering Event (as defined in the Option Agreement). The descriptions contained herein of the Option Agreement and the Option do not purport to be complete and are qualified in their entirety by reference to the Option Agreement, which is filed herewith as Exhibit 99.1.

     In connection with the proposed Merger, Phillips Business Electronics International B.V. ("PBE"), the majority stockholder of FEI, entered into a stock purchase agreement (the "PBE Agreement") with FEI pursuant to which PBE has agreed to finance the cash portion of the Merger Consideration through the purchase from FEI of additional shares of FEI common stock. PBE also has the option to purchase additional newly issued shares of FEI to maintain PBE's majority shareholder position after the issuance of shares to the Company's stockholders. The PBE Agreement is subject to certain conditions, and if the stock purchase under the PBE Agreement is not consummated, the Merger Consideration will consist of one share of FEI common stock plus that an equivalent amount of shares of FEI common stock in lieu of the cash portion of the Merger Consideration (based on the average closing price of FEI common stock over a period of days, as described in the Merger Agreement).

     All outstanding options to purchase shares of Micrion common stock will be accelerated and exercisable immediately prior to the effectiveness of the Merger, and, as a result, the holders thereof, following exercise of such options, will be entitled to receive Merger Consideration in the Merger.


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     Consummation of the Merger is subject to a number of conditions, including, but not limited to, approval by the stockholders of Micrion of the Merger Agreement, approval by the stockholders of FEI of the issuance of shares of FEI common stock as part of the Merger Consideration, and compliance with pre-merger notification requirements. PBE has agreed to vote its shares to approve the issuance of shares by FEI in connection with the Merger.

     In connection with the entering into of the Merger Agreement, Micrion amended its Rights Agreement dated as of July 30, 1997 (the "Rights Agreement") between Micrion and BankBoston, N.A by a First Amendment to Rights Agreement dated as of December 2, 1998 (the "Amendment"). The Amendment has the effect of exempting FEI, the Merger Sub and their affiliates from the definition of "Acquiring Person", which exemption effectively allows such entities to acquire or obtain the rights to acquire beneficial ownership of 15% or more of the outstanding shares of the Micrion common stock and thus consummate the Merger. Such exemption may not apply upon the occurrence of certain specified events set forth in the Amendment. The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference. The Board of Directors of Micrion also approved the redemption of all outstanding Rights under the Rights Agreement immediately prior to the effectiveness of the Merger.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) Financial Statements of Business Acquired.

          Not applicable.

      (b) Pro Forma Financial Information.

          Not applicable.

      (c)       Exhibits.

      Exhibit No.    Description
      -----------    -----------

          2.1 Agreement and Plan of Merger among FEI Company, Micrion Corporation and MC Acquisition Corporation dated as of December 3, 1998. The Registrant agrees to furnish supplementally a copy of the omitted schedules listed in the Agreement and Plan of Merger to the Securities and Exchange Commission upon request.

          4.1 Rights Agreement, dated as of July 30, 1997 between Micrion Corporation and BankBoston, N.A., as Rights Agent(1)

          4.2        First Amendment to Rights Agreement dated as of December 2,
                     1998(2)

         99.1 19.9% Stock Option Agreement between Micrion Corporation and FEI Company dated as of December 3, 1998.

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          (1)  Incorporated by reference from the Company's Form 8-A dated July
               30, 1997.

          (2) Incorporated by reference from the Company's Form 8A/A dated December 4, 1998




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MICRION CORPORATION



Date:  December 8, 1998                         By: /s/ David M. Hunter
                                                    --------------------------
                                                    David M. Hunter,
                                                    Vice President and Chief
                                                    Financial Officer